As filed with the Securities and Exchange Commission on January 16, 2003. Registration No. 333-88810

==============================================================================

             U.S. Securities and Exchange Commission
                      Washington, D.C. 20549


                            FORM SB-2-A5

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    LONE MOOSE ADVENTURES, INC.
                    ---------------------------
          (Name of small business issuer in its charter)


         Nevada                      7900                     87-0686721
         ------                      ----                     ----------
(State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number) Identification No.)

                      1438 East 8850 South
                        Sandy, Utah 84093
                          (801) 566-2658
                          --------------
  (Address and telephone number of principal executive offices)

                      1438 East 8850 South
                        Sandy, Utah 84093
                        -----------------
             (Address of principal place of business
             or intended principal place of business)

                     Christopher B. Glover
                      1438 East 8850 South
                        Sandy, Utah 84093
                          (801) 566-2658
                          --------------
    (Name, address and telephone number of agent for service)

                            Copies to:
                   Branden T. Burningham, Esq.
                  455 East 500 South, Suite 500
                    Salt Lake City, Utah 84111
                          (801) 363-7411
                          --------------

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]

     If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

==============================================================================

                          CALCULATION OF REGISTRATION FEE

Title of
Each                               Proposed          Proposed
Class of            Dollar         Maximum           Maximum
Securities          Amount         Offering          Aggregate     Amount of
to be               to be          Price per         Offering    Registration
Registered          Registered     Unit/Share          Price          Fee
----------          ----------     ----------          -----          ---

Common Stock        200,000        $0.50               $100,000       $ 23.90
                    Shares

==============================================================================

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                     LONE MOOSE ADVENTURES, INC.

         Lone Moose Adventures, Inc., a Nevada corporation, is offering a minimum of 60,000 shares and a maximum of 200,000 shares of common stock at $0.50 per share. This offering is limited to investors with a net worth exceeding $50,000.

          These securities involve a high degree of risk. See the caption "Risk Factors," beginning on page 4 of this prospectus.

          There is no public market for the shares.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

------------------------------------------------------------------------------
                                  Underwriting     Proceeds to Issuer
                    Price to      Discounts and    or Other Public Persons
                    Public        Commissions      (1)
------------------------------------------------------------------------------
Per Share           $0.50              $0             $0.50
Total Minimum       $ 30,000           $0             $ 30,000
Total Maximum       $100,000           $0             $100,000
------------------------------------------------------------------------------

     (1) Before deducting estimated expenses of $15,000, all of which will be paid by Lone Moose Adventures.

          The shares will be sold by Lone Moose Adventures' directors and executive officers on a "direct participation" basis. All subscription payments for the purchase of the shares will be made payable to "Lone Moose Adventures, Inc. Escrow Account" and deposited for the benefit of Lone Moose Adventures and the subscribers in an escrow account at Escrow Specialists, P.O. Box 3287, Ogden, Utah 84409, pending receipt of the minimum proceeds of $30,000. On acceptance of subscriptions and the collection of the minimum required proceeds of $30,000, the net proceeds will be paid to us. Once we have received the minimum amount of $30,000, there is no provision for the escrow or return of funds to subscribers. As of the date of this prospectus, Lone Moose Adventures has not received any commitments to purchase the shares and it can not guarantee that it will be able to raise any specific dollar amount. The offering will continue for a period of three months from the date of this prospectus. Lone Moose Adventures' directors may extend the offering period for an additional two months, in their sole discretion. If less than the minimum required proceeds is received before the closing date, then the entire proceeds will be returned to subscribers without any interest or deduction.

            The date of this prospectus is ___________, 2003.

                           TABLE OF CONTENTS

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . . . .  4

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

     Our lack of any material operating history creates uncertainty about our chances of success . . . . . . . . . . . . . . . . . . .  5

     Your investment may be worth less unless we receive at least
     $30,000 under this offering . . . . . . . . . . . . . . . . . . . . 5

     Your shares will not necessarily be worth their offering price . . .5

     You may have difficulty selling your shares because there is currently no public market for them . . . . . . . . . . . . . . . . 5

     Our auditor's "going concern" opinion highlights the risk that we may not be able to continue in business . . . . . . . . . . . . . . 6

     We may have trouble obtaining enough customers to stay in business because we have budgeted very little money for advertising  . . . . 6

     The resale of currently outstanding shares could hurt the market price for our shares by increasing the supply of shares coming into the market and may eventually limit our ability to grow . . .  6

     You will not be able to prevent Lone Moose Adventures from taking actions that you may think will hurt your interests as a stockholder 7

     Due to the seasonal nature of the outdoor recreation industry, we expect our revenues to decrease significantly in the winter months .7

     Our management's lack of experience in our industry reduces our chances of success . . . . . . . . . . . . . . . . . . . . . . . . .7

     The value of your investment may be diminished because our management does not have to spend very much time on our activities . . . . . . 8

     Our lack of outside directors will make it more difficult to prevent us from taking actions that you may think will hurt your interests as a stockholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

     We may be financially devastated by potential liabilities for injuries that may occur on our tours . . . . . . . . . . . . . . . . . . . . 8

     If we lose Christopher B. Glover, the value of your investment may decrease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

Available Information  . . . . . . . . . . . . . . . . . . . . . . . . . 8

Forward-Looking Statements . . . . . . . . . . . . . . . . . . . . . . . 8

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

Determination of Offering Price . . . . . . . . . . . . . . . . . . . . 12

Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

Selling Security Holders . . . . . . . . . . . . . . . . . . . . . . . .16

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . .16

Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

Directors, Executive Officers, Promoters and Control Persons . . . . . .18

Security Ownership of Certain Beneficial Owners and Management . . . . .19

Description of Securities . . . . . . . . . . . . . . . . . . . . . . . 20

Interest of Named Experts and Counsel . . . . . . . . . . . . . . . . . 21

Disclosure of Commission Position on Indemnification for Securities . . 22 Act Liabilities

Description of Business . . . . . . . . . . . . . . . . . . . . . . . . 23

Management's Discussion and Analysis or Plan of Operation . . . . . . . 28

Description of Property . . . . . . . . . . . . . . . . . . . . . . . . 29

Certain Relationships and Related Transactions . . . . . . . . . . . . .29

Market for Common Equity and Related Stockholder Matters . . . . . . . .30

Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . .32

Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . .33

Changes in and Disagreements with Accountants on Accounting and . . . . 35
Financial Disclosure

Dealer Prospectus Delivery Obligation . . . . . . . . . . . . . . . . . 35

                        PROSPECTUS SUMMARY
                        ------------------

                    Lone Moose Adventures, Inc.
                    ---------------------------

          You should carefully read our entire prospectus and financial statements and related notes. Unless the context requires otherwise, "we," "us," "our" and similar terms, as well as references to "Lone Moose Adventures," refer to Lone Moose Adventures, Inc., a Nevada corporation.

          Lone Moose Adventures was formed on January 2, 2002, and has only recently begun minimal operations. We have received only minimal revenues since our inception date. From that date through September 30, 2002, we incurred a net loss of ($13,398).

          Lone Moose Adventures was organized for the purpose of taking clients on adventure tours, for example, snowshoeing, rock climbing, hiking and mountain biking in the State of Utah.

                           The Offering
                           ------------

Securities Offered . . . . . .A minimum of 60,000 shares and a maximum of
                                 200,000 shares of common stock.

Offering Price . . . . . . . .$0.50 per share.

Plan of Distribution . . . . .Lone Moose Adventures' directors and executive officers will offer the shares on a "direct participation" basis. Subscribers must have a minimum net worth exceeding $50,000.

Securities Outstanding . . . .As of the date of this prospectus, 500,000 shares of our common stock are outstanding.

Transfer Agent . . . . . . . .Interwest Transfer Company, Inc., 1981 East
                              Murray-Holladay Road, Holladay, Utah 84117 (801) 272-9294, serves as Lone Moose Adventures' transfer agent and registrar for its outstanding securities.

Lone Moose Adventures . . . . 1438 East 8850 South, Sandy, Utah 84093
                              (801) 566-2658

                           RISK FACTORS
                           ------------

          An investment in Lone Moose Adventures' shares is very speculative and involves substantial risks. In addition to the general investment risks and other information in this prospectus, you should carefully consider the following factors in deciding whether to invest in the shares.

Our lack of any material operating history creates uncertainty about our chances of success.
-------------------

          Lone Moose Adventures was incorporated in January of 2002, and has conducted only 12 hiking tours to date. You should be aware of the difficulties that new companies in a competitive industry normally encounter. We have limited evidence that our business plans will prove successful or that we will be able to market our services successfully. We can not assure you that we will be able to operate profitably in the future.

Your investment may be worth less if we do not receive more than $30,000 under this offering.
--------------------

          This offering provides for the escrow of proceeds only until we receive gross proceeds of $30,000. Our directors and executive officers have the right to purchase shares for the purpose of meeting this requirement, but they do not have any plans to purchase shares in this offering. The development of our planned operations will be more gradual if this sum is received rather than the maximum proceeds of $100,000. Initial subscribers will face even greater risks that we will spend their funds even though we have not received any other funds that could have given us a better potential for success.

Your shares will not necessarily be worth their offering price.
---------------------------------------------------------------

          The offering price of our shares bears no relation to book value, assets, earnings or any other objective criteria of value, and has been arbitrarily set. You should not consider the offering price of our shares to be an indication of Lone Moose Adventures' value. Management expects that purchasers of shares in this offering will experience immediate and substantial dilution in net tangible book value.

You may have difficulty selling your shares because there is currently no public market for them.
-----------------------

          There is currently no market for shares of our common stock.
We can not assure you that this offering will succeed or that a public market will ever develop or be maintained. Our shares are an illiquid investment and you may not be able to sell them. Any market price that may develop for shares of our common stock is likely to be very volatile, and factors such as our success or lack thereof in our proposed business operations, competition and fluctuations in operating results may all have a significant effect.

          In addition, we face risks in complying with the requirements for listing and filing reports by small public companies. These risks include:

          * Costs - Lone Moose Adventures, a new start-up company in early development, has chosen public registration before the business has developed a predictable cash flow. There are present registration expenses and future legal and accounting expenses, future reporting requirements with the Securities and Exchange Commission, future exchange listing requirements, and future investors' relations costs that must be borne by public companies but not by private companies. These costs can be a burdensome expense which could adversely affect the financial survival of an early development stage company such as Lone Moose Adventures.

          Time and Management Constraints - Messrs. Glover and Brown lack experience in the details of managing a public company. Time constraints will require that they give such time as they can devote to Lone Moose Adventures to its daily management, leaving little or no time to the details of maintaining a public company.

          The burdensome regulatory costs, reporting requirements and management details that must be met when registering and maintaining a public company may make the economic viability of Lone Moose Adventures more doubtful.

Our auditor's "going concern" opinion highlights the risk that we may not be able to continue in business.
-----------------------------

          The Independent Auditors' Report issued with our audited financial statements for the period from inception through March 31, 2002, expresses substantial doubt about our ability to continue as a going concern, because Lone Moose Adventures was only recently formed, and has not yet been successful in establishing profitable operations.

We may have trouble obtaining enough customers to stay in business because we have budgeted very little money for advertising.
---------------------------------------------------

          Our business plan calls for us to obtain most of our clients through personal contacts and word-of-mouth. We will also place fliers in health clubs and possibly in outdoor equipment stores and will place print advertisements in local publications. If we are able to raise net proceeds of $85,000 under this offering, we plan to develop a web site to advertise our services. We can not assure you that this very limited advertising effort will allow us to get enough customers to stay in business.

The resale of currently outstanding shares could hurt the market price for our shares by increasing the supply of shares coming into the market and may eventually limit our ability to grow.
-------------------------------------

          Our current directors and executive officers own 500,000 shares, which is all of our issued and outstanding common stock. Under the terms of certain Promotional Shares Lock-In Agreements that they signed, each may begin to sell their shares on the second anniversary of the closing date of this offering. As of that date, if a public market for the shares then exists, and subject to compliance with the applicable provisions of Rule 144 of the Securities and Exchange Commission, those stockholders may then begin to sell their "restricted securities" in an amount equal to up to 1% of our then outstanding securities, or the average weekly trading volume of our securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the preceding four weeks, in any three month period. Because of the increased supply of shares coming into the market, sales of any of these shares by the existing stockholders could depress the price of our common stock in any market that may then exist. A depressed stock price could severely limit our future ability to get any additional debt or equity funding for our proposed business operations, because it may make our securities less desirable to investors. The inability to raise additional funding may force us to limit our operations in the future because we would not have the money that would allow us to expand our operations.

You will not be able to prevent Lone Moose Adventures from taking actions that you may think will hurt your interests as a stockholder.
-------------------------------------------------------------

          Christopher B. Glover and Michael C. Brown will own a majority of our outstanding voting securities, even if we sell the maximum number of shares under this offering. Messrs. Glover and Brown have absolute control over the management and affairs of Lone Moose Adventures because they will still own about 71% of our outstanding shares if we sell the maximum number of shares. Even if subscribers under this offering strongly disagree with management and our Board of Directors, we do not expect that subscribers will be able to influence our business direction or our plan of operations.

Due to the seasonal nature of the outdoor recreation industry, we expect our revenues to decrease significantly in the winter months.
--------------------------------------------------------

        The outdoor recreation industry is highly seasonal, with certain types of activities predominating at different times of the year. Although snowshoeing can be done in the winter months, management anticipates that we will be able to conduct most of our proposed business operations only in the summer and during other warmer weather months. Unless we are able to expand our operations into traditional winter sports, such as snowmobiling and cross country skiing, we expect to decrease our active operations significantly for approximately six months per year. Such a limited operating season will place an increased burden Lone Moose Adventures to achieve maximum profitability during a short period of time each year. Disappointing operating results in the spring and summer months will therefore have a disproportionately large negative impact on our operating results for the year.

Our management's lack of experience in our industry reduces our chances of success.
--------

          Neither of our directors and executive officers has any experience in the adventure tour business. This lack of experience makes it more likely that our operations will fail.

The value of your investment may be diminished because our management does not have to spend very much time on our activities.
---------------------------------------------------

          Because other entities employ our officers full-time, they have not been able to devote their full time to our affairs. We expect that management will devote only part time attention to our activities, at least until we have been able to establish profitable operations, if ever. Initially, we estimate that our President, Christopher B. Glover, will spend about two to three days per week on our operations, and that our Vice President and Secretary/Treasurer, Michael C. Brown, will be available on an "as needed" basis.

Our lack of outside directors will make it more difficult to prevent us from taking actions that you may think will hurt your interests as a stockholder.
------------

     We do not have any directors who are not officers and who do not participate in our day-to-day management. As a result, the Board of Directors will not be able to challenge or discourage management's decision to take any actions that you may believe are against stockholders' interest.

We may be financially devastated by potential liabilities for injuries that may occur on our tours.
----------------------------

     Our adventure tours involve the risk of personal injury to participants. We are currently preparing a liability waiver form that each of our customers will sign before participating in our tours. We are also in the process of obtaining general liability insurance to cover our activities. Nevertheless, we may be sued for any injuries that may occur on our tours, and would incur legal expenses in contesting any such suit. We may also be required to pay any judgments that exceed the amount of our liability insurance coverage or that are not covered by our policy. They payment of these legal expenses and judgments may be financially devastating and may force us to go out of business.

If we lose Christopher B. Glover, the value of your investment may decrease.
---------

          Our success will depend largely on the efforts of our President, Christopher B. Glover. Presently, Mr. Glover is the only person who will be conducting our adventure tours. We do not have a "key person" life insurance policy on Mr. Glover. If we were to lose Mr. Glover, we would have to find a new person to run our business. The loss of Mr. Glover could have devastating effect on our business, operating results and financial condition. Our future growth and success also depends on our ability to identify, hire, train and retain other qualified management and technical personnel in the future. The inability to hire and retain necessary personnel could severely limit our ability to grow.


                          AVAILABLE INFORMATION
                          ---------------------

          We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2, under the Securities Act of 1933. The registration statement covers the securities described in this prospectus. This prospectus is filed as part of the registration statement. It does not contain all of the information set forth in the registration statement and the exhibits and schedules filed with it. For further information about us and the common stock described by this prospectus, we refer you to the registration statement and to the exhibits and schedules filed with it. You may inspect or obtain these documents from the Commission's Public Reference Branch. The Commission's telephone number is 1-800-SEC-0330. You may also view them on the Commission's web site: www.sec.gov.

                    FORWARD-LOOKING STATEMENTS
                    --------------------------

          This prospectus contains forward-looking statements. These statements can be identified by the use of the forward-looking words "anticipate," "estimate," "project," "likely," "believe," "intend," "expect," or similar words. These statements discuss future expectations, contain projections regarding future developments, operations, or financial conditions, or state other forward-looking information. When considering such forward-looking statements, you should keep in mind the risk factors noted in this section and other cautionary statements throughout this prospectus and any prospectus supplement. You should also keep in mind that all forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect. If one or more risks identified in this prospectus, a prospectus supplement, or any applicable filings materializes, or any other underlying assumptions prove incorrect, Lone Moose Adventures' actual results may vary materially from those anticipated, estimated, projected or intended.

                         USE OF PROCEEDS
                         ---------------

          Lone Moose Adventures estimates that its net proceeds from this offering will be approximately $85,000, after deducting estimated offering expenses of $15,000. However, we can not guarantee that we will raise net proceeds of $85,000, or any amount. Assuming receipt of net proceeds of $85,000, Lone Moose Adventures plans to use its net proceeds as follows:

                                        Assuming
                                        Maximum
                                        Shares
     Item                               Sold (1)
     ----                               ----

Gross Offering Proceeds               $ 100,000
Offering Expenses                        15,000
                                       --------
Net Offering Proceeds                 $  85,000


Office Equipment (2)                  $   3,000
Transfer Agent                            1,500
Rock Climbing Equipment (3)              10,000
Snow Shoeing Equipment (4)                6,000
20 Avalanche Beacons (5)                  4,000
Mountain Bikes (6)                       15,000
Eight Split Boards                        5,000
Web Site Development                      4,000
Liability Insurance                       3,600
Medical Supplies                          1,800
Office Supplies                           3,600
Cell Phone                                1,200
Marketing                                 6,000
Gasoline                                  3,600
Reserves                                 16,700
                                        -------
                              Total    $ 85,000


        (1) These expenditures are estimates based on Lone Moose Adventures' present intentions. Our proposed rock climbing operations are subject to our ability to obtain affordable insurance coverage for our rock climbing activities. If we can not obtain affordable coverage, we will proportionally reallocate the net proceeds that have been allocated to rock climbing equipment to our other uses of proceeds.

        (2) Includes a laptop computer and printer, fax machine, cell phone and miscellaneous supplies.

        (3) This includes approximately 16 ropes and harnesses, 12 pair of rock climbing shoes, 20 chalk bags and chalk, 200 feet of webbing, 20 helmets, six long daisy chains and miscellaneous carabiners, nuts, cams and other small pieces of equipment. At this level of funding, we would be able to accommodate 20 rock climbing customers.

        (4) This includes approximately 30 pair of snow shoes, gators and poles. At this level of funding, we would be able to accommodate 30 snow shoeing customers.

        (5) An avalanche beacon is an electronic device that emits a signal that allows rescuers to locate a skier that has been buried in snow.

        (6) This includes approximately 10 Trek mountain bikes with helmets and gloves and a tool kit. At this level of funding, we would be able to accommodate nine mountain biking customers.

          If we receive gross proceeds of $55,000, with net proceeds of $40,000 after deduction of offering expenses, we plan to use these proceeds as follows:

                                        Assuming
                                        110,000
                                        Shares
     Item                               Sold (1)
     ----                               ----

Gross Offering Proceeds               $  55,000
Offering Expenses                        15,000
                                       --------
Net Offering Proceeds                 $  40,000


Office Equipment (2)                   $  3,000
Transfer Agent                            1,500
Rock Climbing Equipment (3)               5,000
Snow Shoeing Equipment (4)                3,000
10 Avalanche Beacons                      2,000
Mountain Bikes (5)                       10,000
Four Split Boards                         2,500
Liability Insurance                       3,600
Medical Supplies                          1,800
Office Supplies                           1,200
Cell Phone                                  720
Marketing                                 1,200
Gasoline                                  3,600
Reserves                                    880
                                        -------

                              Total    $ 40,000


         (1) These expenditures are estimates based on Lone Moose Adventures' present intentions. Our proposed rock climbing operations are subject to our ability to obtain affordable insurance coverage for our rock climbing activities. If we can not obtain affordable coverage, we will proportionally reallocate the net proceeds that have been allocated to rock climbing equipment to our other uses of proceeds.

         (2) Includes a laptop computer and printer, fax machine, cell phone and miscellaneous supplies.

         (3) This includes approximately eight ropes and harnesses, six pair of rock climbing shoes, 10 chalk bags and chalk, 100 feet of webbing, 10 helmets, three long daisy chains and miscellaneous carabiners, nuts, cams and other small pieces of equipment. At this level of funding, we would be able to accommodate 10 rock climbing customers.

         (4) This includes approximately 15 pair of snow shoes, gators and poles. At this level of funding, we would be able to accommodate 15 snow shoeing customers.

         (5) This includes approximately five Trek mountain bikes with helmets and gloves and a tool kit. At this level of funding, we would be able to accommodate four mountain biking customers.


          The following table assumes that we receive gross proceeds of $30,000, with net proceeds of $15,000 after deduction of offering expenses:

                                        Assuming
                                        60,000
                                        Shares
     Item                               Sold (1)
     ----                               ----

Gross Offering Proceeds               $  30,000
Offering Expenses                        15,000
                                       --------
Net Offering Proceeds                 $  15,000


Office Equipment (2)                   $  3,000
Transfer Agent                            1,500
Rock Climbing Equipment (3)               2,000
Snow Shoeing Equipment (4)                1,000
Five Avalanche Beacons                    2,000
Mountain Bikes (5)                        2,000
Liability Insurance                       2,400
Medical Supplies                          1,100
                                        -------

                              Total    $ 15,000


         (1) These expenditures are estimates based on Lone Moose Adventures' present intentions. Our proposed rock climbing operations are subject to our ability to obtain affordable insurance coverage for our rock climbing activities. If we can not obtain affordable coverage, we will proportionally reallocate the net proceeds that have been allocated to rock climbing equipment to our other uses of proceeds.

         (2) Includes a laptop computer and printer, fax machine, cell phone and miscellaneous supplies.


         (3) This includes approximately four ropes and harnesses, three pair of rock climbing shoes, five chalk bags and chalk, 100 feet of webbing, five helmets, one long daisy chain and miscellaneous carabiners, nuts, cams and other small pieces of equipment. At this level of funding, we would be able to accommodate five rock climbing customers.

         (4) This includes approximately five pair of snow shoes, gators and poles. At this level of funding, we would be able to accommodate five snow shoeing customers.

         (5) This includes approximately two Trek mountain bikes with helmets and gloves and a tool kit. At this level of funding, we would be able to accommodate two mountain biking customers.

          In May, 2002, we began the first phase of our operations, which is to conduct day hiking tours in the Wasatch mountains. We have begun to receive a small amount of revenue from these activities. If we are able to raise the maximum proceeds under this offering, the net proceeds will fund our operations for at least two years if we are able to sustain operating revenues from our day hikes. Lone Moose Adventures will need to be operating profitably within one to two years from the completion of this offering in order to fund its operations from cash flow. Otherwise, it will have to seek additional debt or equity funding. We can give no assurance that we will be able to raise the maximum proceeds that we are seeking or that we will be able to obtain additional financing from other sources.

          We believe that we will require gross proceeds of $30,000 in order to expand our operations beyond day hikes. If we are not able to raise at least $30,000 under this offering, we may have to delay our business plan. We will also have to refund the proceeds of those subscribers who purchased shares in the offering. If gross offering proceeds are not enough to pay the costs of the offering, we would have to pay the excess costs from the revenues that we get from our day hiking tours. These revenues have been very limited to date, so it may take us a long time to pay any excess offering costs. This would mean that revenues from our day hikes would not be available for other uses by Lone Moose Adventures.

                 DETERMINATION OF OFFERING PRICE
                 -------------------------------

          There is no public market for our shares of common stock. We have arbitrarily determined the price of the common stock based on the amount of gross proceeds we need to start our operations (approximately $30,000) and the percentage ownership interest in Lone Moose Adventures that Christopher B. Glover and Michael C. Brown are willing to give up. If the maximum offering is sold, Messrs. Glover and Brown will have a 71% ownership interest in Lone Moose Adventures.

          We can not assure that any public market that develops for our common stock will equal or exceed the offering price of our shares. Purchasers of the shares face the risk that their shares will not be worth what they paid for them when the purchasers decide to sell them.

                             DILUTION
                             --------

          Purchasers of our shares will experience immediate and substantial dilution in the value of our common stock. The net tangible book value of Lone Moose Adventures as of September 30, 2002, was approximately $2,602, or $0.005 per share. Net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets and dividing the remainder by the number of shares of common stock outstanding.

          If we sell all 200,000 shares being offered in this offering at a price of $0.50 per share, the net tangible book value of Lone Moose Adventures as of September 30, 2002, would have been $87,602, equaling $0.125 per share, net of estimated offering expenses of $15,000. This amount represents an immediate increase of $0.12 per share, or approximately 2,400%, to Christopher B. Glover and Michael C. Brown, our two existing stockholders, and an immediate dilution in net tangible book value of $0.375 per share, or approximately 75%, to purchasers of shares in this offering. The following table illustrates this dilution:

                                           Assuming
                                           Maximum
                                           Shares
                                           Sold
                                           ----

Initial public offering
price per share(1).........................$0.50

Net tangible book value per share
before offering............................$0.005

Increase per share due to new investors....$0.12
(approximately 2,400% increase)            ------

Net tangible book value per share
after offering(2)..........................$0.125
                                           ------
Dilution per share purchased by new
investors..................................$0.375
(approximately 75% decrease)

                                  13

     (1)  Offering price per share before deduction of offering expenses.

     (2)  After deduction of offering expenses estimated at $15,000.


          The following table shows the number of shares purchased from Lone Moose Adventures, the total cash paid to Lone Moose Adventures, and the average price that the existing stockholders and purchasers under this offering paid for their shares:

                         Shares Purchased(1)         Total Consideration
                         ----------------            -------------------
                         Number      Percent         Amount      Percent
                         ------      -------         ------      -------
Existing stockholders...  500,000     71.4%           $ 12,000(2)   10.7%
New investors...........  200,000     28.6%           $100,000(3)   89.3%
                          -------     -----           -----------   -----

     Total..............  700,000    100%             $112,000     100%
                          -------    ----             --------     ----


          (1)  Assumes the sale of the maximum offering.

          (2) Considers only the cash contribution paid by the existing stockholders, and does not take into account other contributions such as services contributed.

          (3)  Before deduction of offering expenses estimated at $15,000.

          If we sell one-half of the shares being offered in this offering, or 100,000 shares, at a price of $0.50 per share, the net tangible book value of Lone Moose Adventures as of September 30, 2002, would have been $37,602, equaling $0.063 per share, net of estimated offering expenses of $15,000. This amount represents an immediate increase of $0.058 per share, or approximately 1,600%, to Messrs. Glover and Brown, and an immediate dilution in net tangible book value of $0.437 per share, or approximately 87%, to purchasers of shares in this offering. The following table illustrates this dilution:


                                           Assuming
                                           100,000
                                           Shares
                                           Sold
                                           ----

Initial public offering
price per share(1).........................$0.50

Net tangible book value per share
before offering............................$0.005

Increase per share due to new investors....$0.058
(approximately 1,060% increase)            ------

Net tangible book value per share
after offering(2)..........................$0.063
                                           ------
Dilution per share purchased by new
investors..................................$0.437
(approximately 87% decrease)


     (1)  Offering price per share before deduction of offering expenses.

     (2)  After deduction of offering expenses estimated at $15,000.

                     SELLING SECURITY HOLDERS
                     ------------------------

           None of our security holders is offering any securities under this offering. Lone Moose Adventures is selling all of the shares under this offering.

                       PLAN OF DISTRIBUTION
                       --------------------

        Lone Moose Adventures is offering its shares to the public through its directors and executive officers, Christopher B. Glover and Michael C. Brown, on a "direct participation" basis, in reliance on Rule 3a4-1 under the Securities Exchange Act of 1934, as follows:

               Neither Mr. Glover nor Mr. Brown is subject to Section 3(a)(39) of the Act, which disqualifies people who have been suspended or expelled from membership in any self-regulatory organization in the securities industry or whose registration as a broker or dealer has been denied, suspended or revoked;

               Neither will be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based directly or indirectly on transactions in securities;

               Neither has been a broker or dealer or an associated person of any broker or dealer within the last 12 months;

               Each person intends primarily to perform at the end of the offering substantial duties for Lone Moose Adventures other than in connection with transactions in securities; and

               Neither will participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Rule 3a4-1(a)(4)(i) or (ii) of the Securities and Exchange Commission.


          All subscriptions will be held in an escrow account with Escrow Specialists in Ogden, Utah, until we have received minimum gross proceeds of $30,000. Messrs. Glover and Brown will offer the shares to pre-existing business contacts whom they know personally and who have a net worth exceeding $50,000.

          On acceptance of subscriptions and the collection of the minimum required proceeds of $30,000, the net proceeds will be paid to us. Once we have received the minimum amount of $30,000, there is no provision for the escrow or return of funds to subscribers. As of the date of this prospectus, Lone Moose Adventures has not received any commitments to purchase the shares and it can not guarantee that it will be able to raise any specific dollar amount. The offering will continue for a period of three months from the date of this prospectus. Lone Moose Adventures' directors may extend the offering period for an additional two months, in their sole discretion. If less than the minimum required proceeds is received before the closing date, then the entire proceeds will be returned to subscribers without any interest or deduction.

          All subscription payments shall be made payable to "Lone Moose Adventures, Inc. Escrow Account"

          The shares will be offered and sold by our directors and executive officers; they will receive no compensation except for reimbursement of expenses actually incurred in connection with offering activities. We have no plans, proposals, arrangements or understandings with any potential sales agent with respect to participation in the distribution of our securities. If we later decide to seek the participation of any potential sales agent, the registration statement of which this prospectus is a part will be appropriately amended to identify the agent and to describe its participation in the offering, including the fact that the agent will be acting as an underwriter and will be so named in the prospectus.

          There are no formal arrangements between Lone Moose Adventures and its directors and executive officers pursuant to which shares will be reserved for sales to persons designated by such directors and executive officers or their affiliates. Directors and executive officers and their affiliates may purchase shares under this offering, but it is unlikely that they will purchase any shares.

          We are not using the services of an underwriter for the offer and sale of the shares; the independent "due diligence" review of Lone Moose Adventures and its affairs and financial condition which is usually performed by the underwriter has not been performed. We can give no assurance that any market for our securities will develop after the offering or that, if such a market does develop, it will be maintained. Since the offering is not being underwritten by a broker-dealer that would ordinarily be expected to publish quotations for and make a market in the offered securities following the offering, we have not had any discussions with any broker-dealer firms regarding the possibility of making a market in our securities after the offering.

          Prior to this offering, there has been no public market for our securities. All dealers effecting transactions in the shares being offered, whether or not the dealers are participating in this distribution, may be required to deliver a prospectus until the later of the termination of this offering or ____________, 2003 (90 days after the date of this prospectus). This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                        LEGAL PROCEEDINGS
                        -----------------

          Lone Moose Adventures is not a party to any pending legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against us. No director, executive officer or affiliate of Lone Moose Adventures or owner of record or beneficially of more than five percent of our common stock is a party adverse to Lone Moose Adventures or has a material interest adverse to us in any proceeding.

   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
   ------------------------------------------------------------

          The following table sets forth the names of all current directors and executive officers of Lone Moose Adventures. These persons will serve until the next annual meeting of the stockholders (held in May of each year) or until their successors are elected or appointed and qualified, or their prior resignation or termination.

                                            Date of       Date of
                       Positions          Election or   Termination
Name                     Held             Designation   or Resignation
----                     ----             -----------   --------------

Christopher B. Glover     President          1/02          *
                          Director           1/02          *

Michael C. Brown          Secretary/         1/02          *
                          Treasurer          1/02          *
                          Director           1/02          *
                          Vice President    12/02          *


          * These persons presently serve in the capacities indicated.

Business Experience.
--------------------

          Christopher B. Glover, Director and President. Mr. Glover is 36 years of age. He has worked as a personal physical fitness trainer in Salt Lake City, Utah, since 1997.

          Michael C. Brown, Director, Vice President and Secretary/Treasurer. Mr. Brown is 43 years old. Since 1993, he has been a manager of an Albertson's food store in Salt Lake City.

Significant Employees.
----------------------

          Lone Moose Adventures does not employ any non-officers who are expected to make a significant contribution to its business.

Family Relationships.
---------------------

          There are no family relationships among our directors and executive officers.

Involvement in Certain Legal Proceedings.
-----------------------------------------

          During the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of Lone Moose Adventures:

          (1) was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

          (2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

          (4) was found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
        --------------------------------------------------------------

Security Ownership of Certain Beneficial Owners.
------------------------------------------------

          The following table sets forth the shareholdings of Christopher B. Glover and Michael C. Brown, our only stockholders as of the date of this prospectus. Messrs. Glover and Brown have sole investment and sole voting power over their shares.

                                Number                 Percentage
Name and Address      of Shares Beneficially Owned      of Class
----------------      ----------------------------      --------

Christopher B. Glover           250,000                  50%
1438 East 8850 South
Sandy, Utah 84093

Michael C. Brown                250,000                  50%
569 Fox Point Lane #34-F
Salt Lake City, Utah 84107
                               --------                -----
          TOTALS                500,000                 100%


Security Ownership of Management.
---------------------------------

          The following table sets forth the shareholdings of Lone Moose Adventures' directors and executive officers as of the date of this prospectus. Each of these persons has sole investment and sole voting power over his shares.


                                   Number              Percentage
Name and Address        of Shares Beneficially Owned    of Class
----------------        ----------------------------   ----------

Christopher B. Glover           250,000                  50%
1438 East 8850 South
Sandy, Utah 84093

Michael C. Brown                250,000                  50%
569 Fox Point Lane #34-F
Salt Lake City, Utah 84107
                               --------                -----
All directors and executive
officers as a group
(2 persons)                     500,000                 100%


Lock-In of Insiders' Shares.
----------------------------

     As a condition to the registration of our shares in the State of Utah, Messrs. Glover and Brown have entered into Promotional Shares Lock-In Agreements with us. Under these agreements, each officer has agreed not to sell, pledge or otherwise transfer their shares for a period of two years from the date of the closing of our offering. During the third and fourth years from the closing date, they may each sell 2-1/2% of their shares pro rata each quarter. All restrictions under these agreements will expire on the fourth anniversary of the closing date.

Changes in Control.
-------------------

          There are no present arrangements or pledges of our securities which may result in a change in control of Lone Moose Adventures.

                    DESCRIPTION OF SECURITIES
                    -------------------------

Common Stock
------------

          Lone Moose Adventures has the authority to issue 50,000,000 shares of one mill ($0.001) par value common voting stock. The holders of Lone Moose Adventures' common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders. The shares of common stock do not carry cumulative voting rights.

          Our Articles of Incorporation provide for only one class of stock, with all shares having equal rights and preferences. Because Christopher B. Glover and Michael C. Brown have voting control of Lone Moose Adventures, they could vote to amend our Articles to authorize one or more additional classes of stock.

          Our stockholders have no pre-emptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption rights and carries no subscription or conversion rights. In the event of liquidation of Lone Moose Adventures, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. All shares of the common stock now outstanding are fully paid and non-assessable.

          Our Bylaws authorize the Board of Directors to declare dividends on our outstanding shares.

          Our common stock holders are not personally liable for the payment of our debts.

          All of the 500,000 outstanding shares of Lone Moose Adventures' common stock are "restricted" securities within the meaning of Rule 144 of the Securities Act of 1933. If a market for our common stock ever develops, the holders of these shares may begin selling them as early as January, 2003.
Such sales may have a negative effect on our stock price. Messrs. Glover and Brown currently own all of the 500,000 shares of common stock that are currently outstanding.

          Except as stated below, there is no provision in its Articles of Incorporation or Bylaws that would delay, defer, or prevent a change in control of Lone Moose Adventures. Because Messrs. Glover and Brown are majority stockholders and control the Board of Directors, and will continue in that control relationship even if we sell the maximum gross proceeds under this offering, they alone can determine whether any merger, acquisition or other change in control of Lone Moose Adventures takes place.

          In addition, our Bylaws authorize our Board of Directors to divide the Board into two or three classes, with the term of the first class to expire one year after its election, and the terms of the second and third classes to expire two and three years after their elections, respectively. If the Board is divided into two classes, each newly-elected member of a class whose term has just expired shall be elected to a term of two years, and if the Board is divided into three classes, each new director shall serve for three years. Our Board of Directors has not divided the Board into classes. However, if it makes a division in the future, this would make it harder and more time-consuming to replace the Board.

              INTEREST OF NAMED EXPERTS AND COUNSEL
              -------------------------------------

          The financial statements of Lone Moose Adventures as of March 31, 2002, have been included herein in reliance on the report of Pritchett, Siler & Hardy, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

          Branden T. Burningham, Esq., has rendered an opinion as to the validity of the shares included in our registration statement.

          We have not hired any expert or counsel on a contingent basis. No expert or counsel will receive a direct or indirect interest in Lone Moose Adventures, and no such person was a promoter, underwriter, voting trustee, director, officer or employee of Lone Moose Adventures.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                            LIABILITIES
                            -----------

          Section 78.7502(1) of the Nevada Revised Statutes authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

          Section 78.7502(2) of the Nevada Revised Statutes also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his actions were not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

          To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the Nevada Revised Statutes requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

          Section 78.751(1) of the Nevada Revised Statutes limits indemnification under Sections 78.7502(1) and 78.7502(2) to situations in which either (1) the stockholders, (2)the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

          Pursuant to Section 78.751(2) of the Nevada Revised Statutes, the corporation may advance an officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

          Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his corporate role.

          Lone Moose Adventures' Articles of Incorporation provide for indemnification of its directors and executive officers to the fullest extent of the law for acts and omissions taking place in connection with their activities in those capacities. Our Bylaws provide for indemnification on substantially the same terms as the Nevada Revised Statutes.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Lone Moose Adventures pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                     DESCRIPTION OF BUSINESS
                     -----------------------

GENERAL

          Lone Moose Adventures is a Nevada corporation that has recently commenced operations in the adventure tours industry in Utah. As of the date of this prospectus, Lone Moose Adventures, which was formed in January, 2002, has conducted 12 hiking tours in the Wasatch mountains of northern Utah. Management believes that the demand for adventure tours is high in this area because it is a scenic mountain and desert environment that draws tourists from throughout the United States and the world and because many people choose to live in Utah because of its natural beauty.

         Since our inception, we have completed 12 day hikes ranging from "moderate" to "advanced" difficulty. Our President, Christopher B. Glover, conducts our hikes and determines each customer's level of ability based on Mr. Glover's personal knowledge and discussions with the customer.

         Our hikes are conducted in various locations in the Wasatch range, such as Bells Reservoir, Mineral Fork, Mt. Timpanogas and Lone Peak.

          We plan to expand our operations into other areas such as rock climbing, snow shoeing, mountain bike touring and split boarding. We believe that this will give us a more steady revenue stream and will allow us to conduct operations during times of year other than the summer hiking season.

          Subject to receipt of at least $15,000 in net proceeds from this offering, management expects to purchase rock climbing equipment, snow shoes, mountain bikes and split boards to take groups on adventure tours in Utah. We expect to be able to purchase these items within a few days of the closing of the offering, and to conduct our first tours shortly after that.

          Because rock climbing and mountain biking are generally warm weather activities and snow shoeing and split boarding are winter activities, the timing of our offering will determine when we can begin offering each type of tour. For example, if we close our offering in winter, we will be able to begin our snow shoeing and split boarding tours shortly after the offering closes, but will not be able to begin our warm weather tours until spring. Conversely, if we close the offering during the warmer weather months, we will not be able to begin our winter activities until winter begins.

          We will need to raise at least $30,000 under this offering in order to proceed with our scheduled expansion. If we raise less than this amount, we will need to fund our expansion through operating revenues or from another source of equity or debt financing. We may not have success in any of these efforts. In that case, we would have to limit our operations to our current day hikes.

          Because our tours involve physical activity in a wilderness environment, our participants will face the risk of accident or injury. In late October, 2002, we submitted an application for liability insurance on all of our outdoor activities. The policy that we have applied for offers general aggregate liability coverage up to $2,000,000, with protection up to $1,000,000 for personal injury and $1,000,000 per occurrence. We expect to know the results of this application by early November, 2002. Recent lawsuits against other adventure tour providers have indicated that insurance coverage for rock climbing may become unaffordably expensive in the future. We will continue to monitor this situation and will not begin offering rock climbing tours until we are able to obtain affordable insurance coverage for these activities.

          In order to further limit our potential liability for accidents that may occur on our tours, we have prepared a liability waiver form for our customers to sign before they join our tours. We also give each of our participants a copy of an equipment list so that he or she will have adequate clothing and be prepared on the day of the event. In addition, we will review the hazards of each activity before beginning and will ask questions of each participant to determine his or her level of health and whether there are any conditions, such as a history of heart problems, that may prohibit him or her from participating. We will only take people on tours who are physically able to engage in the planned activities.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

          As of the date hereof, Lone Moose Adventures has conducted 12 hikes in Utah's Wasatch mountains, with an average of two to four customers per hike. We generally will limit the number of customers to no more than five per trip. We currently offer hikes ranging from moderate to advanced difficulty.

          Our customers sign up for tours with our President, Christopher Glover. To date, most of our customers have been clients of Mr. Glover, who works as a personal trainer.

       Prior to the event, Mr. Glover provides liability waiver forms and personal equipment lists to all participants. On the day of the event, the parties meet at a predetermined location, either in Salt Lake City or on the trailhead. Mr. Glover drives groups of up to three people to the tour site, with additional customers transporting themselves to the site.

       Once at the site, Mr. Glover collects the liability forms and distributes the forms to any clients that may not have already received one. Mr. Glover allows these clients sufficient time to read and sign the forms. Once this is completed, Mr. Glover reviews the itinerary for the hike, including:

               the terrain features and any terrain hazards, including any techniques to be used on terrain hazards;

               the weather forecast and any weather related hazards that may be encountered;

               wild life, including any hazardous wildlife, that the group may encounter;

               any pertinent environmental issues; and

               directions to the trailhead, if necessary.

          At this point, Mr. Glover fields any questions that clients may have.

          During the hike, the guide makes sure that slower hikers remain at an acceptable distance from the rest of the group. In events with two guides, one guide will always remain at the back of the group. At technical sections, the guide is available for technical guidance. Breaks are also taken at appropriate intervals. At the end of the event, when everyone has finished, the guide congratulates the clients and organizes transportation back to Salt Lake City, if necessary.

          Subject to receipt of net proceeds of at least $15,000 from this offering, our proposed primary service will be the offering of adventure tours to groups, including rock climbing, snow shoeing, mountain biking and split boards. A split board is similar to a snowboard that has been cut in half and is used similar to cross country skis. We will run our non-hiking events in a manner that is substantially similar to the way we run our hikes, as discussed above.

       Our tours will generally be limited to no more than five customers per guide. We will make all necessary equipment available to our customers, but if they have their own snowshoes or other equipment, they will be able to use it instead. We will provide basic instruction in the use of our equipment.

          Our customer base is located primarily in the Salt Lake City metropolitan area. With its close proximity to the Wasatch mountain range and many types of outdoor recreation, the Salt Lake City area has a large population of outdoor enthusiasts. These people tend to be youthful, physically active and healthy.

DISTRIBUTION METHODS OF THE PRODUCTS OR SERVICES

          We offer adventure tours to groups in Utah. Our snow shoeing trips will be conducted in various canyons in the Wasatch mountain range, including Little Cottonwood, Big Cottonwood, Mill Creek and American Fork canyons. Hiking and mountain biking tours will take place in the Wasatch and Uinta mountains of northern Utah; mountain biking tours will also be conducted in southern Utah. Subject to our ability to obtain affordable insurance coverage, rock climbing will take place in American Fork, Little Cottonwood and Maple Canyons.

          Our price sheet for tours will be as follows:

         Activity             Half-day           Full-day
         --------             --------           --------

         Snow Shoeing         $50.00             $ 80.00

         Hiking               $50.00             $ 80.00

         Rock Climbing        $75.00             $125.00

         Mountain Biking      $50.00             $ 80.00

        At least initially, our President, Christopher B. Glover, will conduct our tours. Mr. Glover has successfully completed a safety class for back country touring and has obtained his rock climbing instructor certification from the American Mountain Guides' Association. If demand for our services is sufficiently high, we will hire additional certified guides at a wage of approximately $10 per hour.

       We have not budgeted any funds for advertising, other than the printing of fliers and the printing of advertisements in local publications. We also plan to develop a web site if we receive net proceeds of $85,000 from this offering. Our President, Christopher B. Glover, has established contacts with a large number of people who have expressed an interest in using our services. We believe that this pool of potential customers is large enough to keep us busy through December, 2002. We expect that most of our tours through December, 2002, will be arranged through word-of-mouth.

COMPETITIVE BUSINESS CONDITIONS

           The Utah outdoor recreation industry is extremely competitive, with literally hundreds of recreation opportunities existing at any one time. In addition, the opportunities for outdoor recreation in Utah are highly fragmented, with hiking, boating, rock climbing, mountain biking, golf, fishing and numerous other types of activities available throughout the region. Many of these activities require little or no expense to the user. In addition, we expect that most of our business for the foreseeable future will come from personal contacts, word-of-mouth from customers and from fliers and print advertisements. We do not believe that we will be able to get as many customers using these methods as we would if we used larger scale advertising, including telephone book advertisements.

          We attempt to distinguish ourselves from our competitors by offering our services at a lower price than they do. We also offer a wider variety of locations and difficulty levels for our hikes. In addition, because we are a smaller operation than our competitors, we try to compete on the basis of personal, "one-on-one" service.

          Management expects that Lone Moose Adventures' market share in even the local outdoor recreation industry will be very small, even if its business operations are successful. In addition, the industry is extemely seasonal, with sports such as downhill and cross-country skiing and snowmobiling dominating during the winter months. We believe that our competitive position will be even less significant during this time of year due to the fact that we will be offering only snow shoeing and split boarding tours. We also expect that most of our current and potential competitors will have much more financial, technical and personnel resources than Lone Moose Adventures. In addition, it will be easy for new competitors to enter into our industry in the future, since the adventure tour industry does not require particularly large cash outlays for plant and equipment and does not necessarily require special education beyond certain safety courses. There can be no assurance that we will be able to compete successfully in our industry.

SOURCES AND AVAILABILITY OF RAW MATERIALS

          Subject to the receipt of at least $15,000 in net proceeds from this offering, we expect to purchase rock climbing equipment, snow shoes, avalanche beacons, mountain bikes and split boards. These products are available from numerous sources in northern Utah and management does not expect scarcity of these items to be a concern.

          We will also purchase gasoline for transportation to and from tour sites. At current prices, we do not believe our gasoline expenses will exceed approximately $200 per month. Any increases in fuel prices will decrease our profit margin accordingly.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

          Because we plan to operate an adventure tour business that is open to the public at large, management does not believe that we will depend on a small number of customers. However, we may not be able to achieve a customer base that is large enough to ensure our profitability.

NEED FOR GOVERNMENTAL APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES

       For small group tours of the size that Lone Moose Adventures leads in the Wasatch mountains, permits and licenses are not required. If we expand our operations beyond the Wasatch mountains, we will have to determine what permits or licenses may be required in those areas. We are currently contacting the U.S. Forest Service to ascertain these requirements.

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON THE BUSINESS

       Other than potential U.S. Forest Service permit requirements as discussed above, the Company's business is not subject to any governmental regulation other than normal regulations pertaining to the operation of a business (e.g., business license and compliance with federal and state income and sales tax laws).

RESEARCH AND DEVELOPMENT

          The Company does not conduct any research and development in connection with its business operations.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

          Management does not believe that compliance with environmental laws will require any of its resources.

NUMBER OF EMPLOYEES

          Our members of management plan to work part time. If and when needed, we will hire one full-time employee. Mr. Glover spends about two to three days per week on our operations and Mr. Brown is available on an "as needed" basis.

REPORTS TO SECURITY HOLDERS

          Lone Moose Adventures is not a reporting issuer under the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the 1934 Act for a period of at least one fiscal year.

          The National Association of Securities Dealers, Inc. requires that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the 1934 Act. In order to maintain such a quotation, Lone Moose Adventures may have to register its securities under the 1934 Act on Form 8-A or Form 10-SB.

          We may cease filing periodic reports with the Securities and Exchange Commission if:

               we have less than 300 stockholders of record; or

               we have less than 500, but more than 300, stockholders of record, and our total assets did not exceed $10 million on the last day of each of our three most recent fiscal years.

          Because of the requirement that we file periodic reports in order to have our common stock quoted on the OTC Bulletin Board, we do not intend to suspend our reporting obligations in the foreseeable future.

          The public may read and copy any materials that we file with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

          Lone Moose Adventures intends to furnish to its stockholders annual reports containing financial statements audited and reported upon by its independent accounting firm, and such other periodic reports as it may determine to be appropriate or as may be required by law.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
    ---------------------------------------------------------

          Lone Moose Adventures began its operations in May, 2002. To date, it has conducted 12 day hikes in the Wasatch mountains of northern Utah and has received revenues of approximately $1,070. During the next 12 months, subject to the receipt of net proceeds of at least $15,000 under this offering, management intends to commence the business of conducting other types of adventure tours in Utah. These include mountain biking, rock climbing (subject to availability of liability insurance), snow shoeing and split boarding. There can be absolutely no assurance that the Company's operations or this offering will be successful.

          Management estimates that we will need minimum gross proceeds of about $30,000 to expand our material operations beyond day hikes. Day hikes do not generally require specialized equipment, so we have been able to begin those operations without waiting to raise money under this offering. We determined that amount based on the following expected expenses:

               Costs of offering - $15,000;

               Office Equipment - $3,000;

               Transfer Agent - $1,500;

               Rock Climbing Equipment - $2,000;

               Snow Shoeing Equipment - $1,000;

               Avalanche Beacons - $2,000;

               Mountain Bikes - $2,000;

               Working Capital - $3,500.

          If we receive at least $30,000 in funding from this offering, we will purchase office equipment, rock climbing equipment, snow shoeing equipment, avalanche beacons and mountain bikes. We should be able to make these purchases from local retailers within a few days of the close of the offering. We would be ready to begin season-appropriate tours shortly after that. In addition, if we are able to receive net proceeds of $85,000, we have allocated $4,000 to the development of a web site to advertise our services.


          If we do not receive gross proceeds of at least $30,000, we will have to refund the proceeds of this offering to our subscribers and find another source of funding before we can expand material operations beyond day hikes. We have not yet identified any other source of funding and we can not assure you that we will have any success in this regard.

          We may not be able to raise enough gross proceeds to cover our estimated offering costs of $15,000. In that case, we would have to pay the offering costs from the revenues that we receive from our day hikes. As of the date hereof, these revenues have been limited, but we believe that they are sufficient to make our day hike operations self-sustaining. However, the allocation of all of our proceeds to payment of offering expenses would mean that they would not be available to purchase equipment or pay operating expenses. This would further impair our ability to expand our business.

          Our President provides us with rent-free office space and our management has verbally agreed not to accept any compensation until we are operating profitably. Because of our low overhead, we believe that we can finance our initial needs for at least 12 months if we receive minimum gross proceeds of $30,000.

                     DESCRIPTION OF PROPERTY
                     -----------------------

          Lone Moose Adventures does not currently own any property. Its executive office and telephone are the home and telephone of Christopher B. Glover, its President, and are provided rent free. We plan on storing all of our equipment at Mr. Glover's home until we have identified a suitable office.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          ----------------------------------------------

          There have been no material transactions, series of similar transactions or currently proposed transactions, to which we were or are to be a party, in which the amount involved exceeds $60,000 and in which any director or executive officer or any security holder who is known to us to own of record or beneficially more than 5% of the our common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

          Other than the issuance of a total of 500,000 "unregistered" and "restricted" shares to Messrs. Glover and Brown, we have not entered into any transactions with any promoter.

     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
     --------------------------------------------------------

Market Information.
-------------------

          There has never been any "public market" for shares of common stock of Lone Moose Adventures. We intend to submit for quotations of our common stock on the OTC Bulletin Board of the National Association of Securities Dealers, Inc., once we register our securities to become subject to the reporting requirements of the 1934 Act. However, we can provide no assurance that we will meet the reporting requirements or that any market for our common stock will develop or be maintained.

          If a public market ever develops in the future, the sale of "unregistered" and "restricted" shares of common stock pursuant to Rule 144 of the Securities and Exchange Commission by our current stockholders may have a substantial negative impact on any such public market. Both Christopher B. Glover and Michael C. Brown would be able to sell up to one percent of our total outstanding shares in any three month period, beginning as early as January, 2003.

          There is currently no public market for our common stock. Even if we succeed in establishing such a market, we expect that our shares will be deemed to be "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission. This designation may have an adverse effect on the development of any public market for our shares of common stock or, if such a market develops, its continuation, as broker-dealers are required to personally determine whether an investment in the securities is suitable for customers.

          Penny stocks are securities

               with a price of less than five dollars per share;

               that are not traded on a "recognized" national exchange;

               whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet the first requirement above); or

               of an issuer with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average annual revenues of less than $6,000,000 for the last three years.

          Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 of the Securities and Exchange Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock."

          Further, Rule 15g-9 of the Securities and Exchange Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to:

               obtain from the investor information concerning his or her financial situation, investment experience and investment objectives;

               reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions;

               provide the investor with a written statement setting forth the basis on which the broker-dealer made his or her determination; and

               receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.

          Compliance with these requirements may make it more difficult for purchasers of our common stock to resell their shares to third parties or to otherwise dispose of them.

          Lone Moose Adventures will have to file quarterly and annual reports with the Commission in order to have its securities quoted on the OTC Bulletin Board. These reports must contain financial statements, with year-end financial statements being audited. Management expects that the legal and accounting fees required to prepare and file its periodic reports will total approximately $10,000 per year.

          There are no outstanding or reserved options, warrants or calls to purchase any of our authorized shares.

          The 500,000 "unregistered" and "restricted" shares of common stock owned by Messrs. Glover and Brown are the only securities that Lone Moose Adventures has issued since its inception. Future sales of any of these shares may decrease the value of our common stock in any public market that may develop for the common stock.

Holders.
--------

          Christopher B. Glover and Michael C. Brown are the only record holders of our common stock as of the date of this prospectus.

Dividends.
----------

          Lone Moose Adventures has not declared any cash dividends with respect to its common stock, and does not intend to declare dividends in the foreseeable future. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our securities. Future dividends, if any, will depend upon our earnings, if any, and subscribers who will need cash dividends from their investment should not purchase our shares.

                      EXECUTIVE COMPENSATION
                      ----------------------

          The following table shows the aggregate compensation that we have paid to or awarded our directors and executive officers, or that they have earned from our inception on January 2, 2002, through September 30, 2002:

                        SUMMARY COMPENSATION TABLE

                           Long Term Compensation

                    Annual Compensation   Awards  Payouts

(a)             (b)   (c)   (d)   (e)   (f)   (g)   (h)    (i)

                                                      Secur-
                                     Other            ities          All
Name and   Year or                   Annual   Rest-   Under-  LTIP   Other
Principal  Period   Salary     Bonus Compen-  ricted  lying   Pay-   Comp-
Position   Ended      ($)       ($)  sation   Stock   Options outs   ensation
-----------------------------------------------------------------------------
Christopher 1/2/02   $ 0        0     0       0       0       0      0
B. Glover,  through  $ 0        0     0       0       0       0      0
President   9/30/02  $ 0        0     0       0       0       0      0
and Director

Michael C.  1/2/02   $ 0        0     0       0       0       0      0
Brown, VP,  through  $ 0        0     0       0       0       0      0
Sec./Treas. 9/30/02  $ 0        0     0       0       0       0      0
and Director

                                 32

          Lone Moose Adventures has not paid its directors or officers any compensation since its inception. We do not have any employment agreements with our officers. If we are able to establish profitable operations, we expect to pay each of them $1,000 per month in compensation. The compensation may be deferred and convertible to stock at the officers' option. We have not created any arrangement in this regard; however, we will disclose the terms of any such arrangement in future periodic report filings with the Securities and Exchange Commission.

                       FINANCIAL STATEMENTS
                       --------------------

          (i) Financial Statements for the period from inception on January 2, 2002, through March 31, 2002

              Independent Auditor's Report

              Balance Sheet, March 31, 2002

              Statement of Operations for the period from inception on January 2, 2002, through March 31, 2002

              Statement of Stockholders' Equity from inception on January 2, 2002, through March 31, 2002

              Statement of Cash Flows for the period from inception on January 2, 2002, through March 31, 2002

              Notes to Financial Statements

        (ii)  Unaudited Condensed Financial Statements - September 30, 2002

              Unaudited Condensed Balance Sheets, September 30, 2002 and March 31, 2002

              Unaudited Condensed Statements of Operations, for the six months ended September 30, 2002 and for the period from inception on January 2, 2002 through September 30, 2002

              Unaudited Condensed Statements of Cash Flows, for the six months ended September 30, 2002 and for the period from inception on January 2, 2002 through September 30, 2002

              Notes to Unaudited Condensed Financial Statements

                   LONE MOOSE ADVENTURES, INC.
                  [A Development Stage Company]

                       FINANCIAL STATEMENTS

                          MARCH 31, 2002

                   LONE MOOSE ADVENTURES, INC.
                  [A Development Stage Company]




                             CONTENTS

                                                               PAGE

        Independent Auditors' Report                                  1

        Balance Sheet, March 31, 2002                                 2

        Statement of Operations, from inception on January 2,
             2002 through March 31, 2002                              3

        Statement of Stockholders' Equity (Deficit), from inception
             on January 2, 2002 through March 31, 2002                4

        Statement of Cash Flows, from inception on January 2,
             2002 through March 31, 2002                              5

        Notes to Financial Statements                             6 - 9

                   INDEPENDENT AUDITORS' REPORT



Board of Directors
LONE MOOSE ADVENTURES, INC.
Sandy, Utah

We have audited the accompanying balance sheet of Lone Moose Adventures, Inc. [a development stage company] at March 31, 2002 and the related statements of operations, stockholders' equity and cash flows for the period from inception on January 2, 2002 through March 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Lone Moose Adventures, Inc. [a development stage company] as of March 31, 2002 and the results of its operations and its cash flows for the period from inception on January 2, 2002 through March 31, 2002, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company was only recently formed, has incurred losses since its inception, raising substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/Pritchett, Siler & Hardy, P.C.
PRITCHETT, SILER & HARDY, P.C.

April 9, 2002
Salt Lake City, Utah

                   LONE MOOSE ADVENTURES, INC.
                  [A Development Stage Company]
                          BALANCE SHEET

                              ASSETS

                                                    March 31,
                                                       2002
                                                    __________
CURRENT ASSETS:
  Cash                                             $       321
                                                   -----------
        Total Current Assets                               321
                                                   -----------
PROPERTY AND EQUIPMENT, net                                604

OTHER ASSETS:
  Deferred stock offering costs                         10,000
                                                   -----------
                                                   $    10,925
                                                   ===========


          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                 $        36
                                                   -----------
        Total Current Liabilities                           36
                                                   -----------
STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value, 50,000,000 shares
   authorized, 500,000 shares issued and outstanding       500
  Capital in excess of par value                        15,500
  Deficit accumulated during the development stage      (5,111)
                                                   -----------
                                                        10,889
                                                   -----------
        Total Stockholders' Equity                      10,889
                                                   -----------
                                                   $    10,925
                                                   ===========

The accompanying notes are an integral part of this financial statement.

                   LONE MOOSE ADVENTURES, INC.
                  [A Development Stage Company]
                     STATEMENT OF OPERATIONS


                                            From Inception
                                            on January 2,
                                             2002 Through
                                               March 31,
                                                2002
                                           ____________
REVENUE                                    $          -

EXPENSES:
  General and Administrative                      5,111
                                           ------------
LOSS BEFORE INCOME TAXES                         (5,111)

CURRENT TAX EXPENSE                                   -

DEFERRED TAX EXPENSE                                  -
                                           ------------
NET LOSS                                   $     (5,111)
                                           ------------
LOSS PER COMMON SHARE                      $       (.01)
                                           ------------

The accompanying notes are an integral part of this financial statement.

                   LONE MOOSE ADVENTURES, INC.
                  [A Development Stage Company]

                 STATEMENT OF STOCKHOLDERS' EQUITY

          FROM THE DATE OF INCEPTION ON JANUARY 2, 2002

                      THROUGH MARCH 31, 2002

                                                      Deficit
                                                    Accumulated
                          Common Stock  Capital in   During the
                        ______________   Excess of  Development
                        Shares  Amount   Par Value     Stage
                        ______________  __________  ___________

BALANCE, January 2,
2002                          - $    -  $        -  $         -

Issuance of 500,000
shares of common stock
for cash $12,000 and
services rendered valued
at $4,000, or $.032 per
share, January 2002     500,000    500      15,500            -

Net loss for the period
ended March 31, 2002          -      -           -       (5,111)
                        _______ ______  __________  ___________
BALANCE, March 31, 2002 500,000 $  500  $   15,500  $    (5,111)
                        _______ ______  __________  ___________

The accompanying notes are an integral part of this financial statement.

                   LONE MOOSE ADVENTURES, INC.
                  [A Development Stage Company]

                     STATEMENT OF CASH FLOWS

                                                 From Inception
                                                 on January 2,
                                                  2002 Through
                                                    March 31,
                                                     2002
                                                ____________
Cash Flows From Operating Activities:
 Net loss                                       $     (5,111)
 Adjustments to reconcile net loss to net
  cash provided (used) by operating
  activities:
   Depreciation                                           25
   Non-cash services for stock                         4,000
  Changes is assets and liabilities:
    Increase in accounts payable                          36
                                                ------------
     Net Cash Provided (Used) by Operating
     Activities                                       (1,050)
                                                ------------
Cash Flows From Investing Activities
  Purchase of property and equipment                    (629)
                                                ------------
     Net Cash Provided (Used) by Investing
     Activities                                         (629)
                                                ------------
Cash Flows From Financing Activities:
 Proceeds from issuance of common stock               12,000
 Payments of stock offering costs                    (10,000)
                                                ------------
     Net Cash Provided by Financing
     Activities                                        2,000
                                                ------------
Net Increase (Decrease) in Cash                          321

Cash at Beginning of Period                                -
                                                ------------
Cash at End of Period                           $        321
                                                ------------

Supplemental Disclosures of Cash Flow Information:
 Cash paid during the period for:
   Interest                                     $          -
   Income taxes                                 $          -

Supplemental Schedule of Noncash Investing and Financing Activities:
  For the period from inception on January 2, 2002 through March 31, 2002:
  In January 2, 2002, the Company issued 125,000 shares of common stock for services rendered valued at $4,000.

The accompanying notes are an integral part of this financial statement.

                   LONE MOOSE ADVENTURES, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Lone Moose Adventures, Inc. ("the Company") was organized under the laws of the State of Nevada on January 2, 2002. The Company plans to provide guided tours in Utah. The Company has not yet generated any revenues from its planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Fiscal Year - The Company's fiscal year-end is March 31st.

Property and Equipment - Property and equipment is stated at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized, upon being placed in service. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets of seven years.

Stock Offering Costs - Costs related to proposed stock offerings are deferred and will be offset against the proceeds of the offering in capital in excess of par value. In the event a stock offering is unsuccessful, the costs related to the offering will be written-off directly to expense.

Organization Costs - Organization costs, which reflect amounts expended to organize the Company, were expensed as incurred.

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [See Note 7]

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", SFAS No. 142, "Goodwill and Other Intangible Assets", SFAS No. 143, "Accounting for Asset Retirement Obligations", and SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", were recently issued. SFAS No. 141, 142, 143 and 144 have no current applicability to the Company or their effect on the financial statements would not have been significant.

                      LONE MOOSE ADVENTURES, INC.
                     [A Development Stage Company]

                     NOTES TO FINANCIAL STATEMENTS

NOTE 2 - PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                        March 31,
                                                          2002
                                                           ___________
          Equipment                               $                629

          Less accumulated depreciation                           (25)
                                                           ___________
                                                  $                604
                                                           ___________

  Depreciation expense for the period from inception on January 2, 2002 through March 31, 2002 amounted to $25.

NOTE 3 - CAPITAL STOCK

  Common Stock - The Company has authorized 50,000,000 shares of common stock with a par value of $.001. During January 2002, in connection with its organization, the Company issued 500,000 shares of its previously authorized but unissued common stock for cash of $12,000 and services rendered valued at $4,000 (or $.032 per share).

NOTE 4 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

  The Company has available at March 31, 2002 unused operating loss carryforwards of approximately $5,000 which may be applied against future taxable income and which expire in 2022. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $1,000 as of March 31, 2002 with an offsetting valuation allowance of the same amount, resulting in a change in the valuation allowance of approximately $1,000 during the period ended March 31, 2002.

                       LONE MOOSE ADVENTURES, INC.
                      [A Development Stage Company]

                      NOTES TO FINANCIAL STATEMENTS

NOTE 5 - RELATED PARTY TRANSACTIONS

  Management Compensation - The Company has not paid any compensation to any officer or director of the Company.

  Office Space - The Company has not had a need to rent office space. An officer of the Company is allowing the Company to use his address, as needed, at no expense to the Company.

NOTE 6 - GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed and has incurred losses since its inception, raising substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 7 - LOSS PER SHARE

  The following data shows the amounts used in computing loss per share:

                                                            From Inception
                                                            on January 2,
                                                            2002 Through
                                                              March 31,
                                                                2002
                                                            ____________
     Loss from operations available to common
       shareholders (numerator)                              $    (5,111)
                                                            ____________
     Weighted average number of common shares
       outstanding used in loss per share for the
       period (denominator)                                      500,000
                                                            ____________

  Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

                         LONE MOOSE ADVENTURES, INC.
                        [A Development Stage Company]

                        NOTES TO FINANCIAL STATEMENTS

NOTE 8 - SUBSEQUENT EVENT

  Proposed Public Stock Offering - The Company is proposing to make a public stock offering of 200,000 shares of its previously authorized but unissued common stock. This offering is proposed to be registered with the Security and Exchange Commission on Form SB-2. An offering price of $.50 per share has been arbitrarily determined by the Company. The offering will be managed by the Company without an underwriter. The shares will be offered and sold by an officer of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on
  behalf of the Company in connection with the offering.   Stock offering
  costs are estimated to total $15,000 and will be offset against the proceeds of the offering in capital in excess of par value.

                   LONE MOOSE ADVENTURES, INC.
                  [A Development Stage Company]

                UNAUDITED CONDENSED FINANCIAL STATEMENTS

                       SEPTEMBER 30, 2002

                   LONE MOOSE ADVENTURES, INC.
                  [A Development Stage Company]




                             CONTENTS

                                                               PAGE

        Unaudited Condensed Balance Sheets,
          September 30, 2002 and March 31, 2002                 2

        Unaudited Condensed Statements of Operations,
          for the three and six months ended September 30,
          2002 and for the period from inception on January 2,
          2002 through September 30, 2002                       3

        Unaudited Condensed Statements of Cash Flows,
          for the six months ended September 30, 2002 and
          for the period from inception on January 2,
          2002 through September 30, 2002                       4

        Notes to Unaudited Condensed Financial Statements   5 - 8

                   LONE MOOSE ADVENTURES, INC.
                  [A Development Stage Company]
                  UNAUDITED CONDENSED BALANCE SHEETS

                              ASSETS

                                           September 30,         March 31,
                                              2002                 2002
                                           -------------         __________
CURRENT ASSETS:
  Cash                                     $       2,262        $       321
                                           -------------        -----------
        Total Current Assets                       2,262                321
                                           -------------        -----------
PROPERTY AND EQUIPMENT, net                        1,102                604

OTHER ASSETS:
  Deferred stock offering costs                   10,427             10,000
                                           -------------        -----------
                                           $      13,791        $    10,925
                                           =============        ===========


          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                         $       1,189        $        36
  Accounts payable-related party                   6,000                  -
  Advance from a shareholder                       4,000                  -
                                           -------------        -----------
        Total Current Liabilities                 11,189                 36
                                           -------------        -----------
STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value,
   50,000,000 shares authorized, 500,000
   shares issued and outstanding                     500                500
  Capital in excess of par value                  15,500             15,500
  Deficit accumulated during the
   development stage                             (13,398)            (5,111)
                                           -------------        -----------
        Total Stockholders' Equity                 2,602             10,889
                                           -------------        -----------
                                           $      13,791        $    10,925
                                           =============        ===========

Note: The balance sheet at March 31, 2002 was taken from the audited financial statements at that date and condensed.

The accompanying notes are an integral part of these unaudited condensed financial statements.

                   LONE MOOSE ADVENTURES, INC.
                  [A Development Stage Company]
              UNAUDITED CONDENSED STATEMENTS OF OPERATIONS


                                                               From Inception
                                   For the Three  For the Six   on January 2,
                                   Months Ended   Months Ended  2002 Through
                                   September 30,  September 30, September 30,
                                       2002          2002            2002
                                   -------------  ------------- -------------
REVENUE                            $         871  $         991 $           -

EXPENSES:
  General and Administrative               4,604          9,278        14,389
                                   -------------  -------------  ------------
LOSS BEFORE INCOME TAXES                  (3,733)        (8,287)      (13,398)

CURRENT TAX EXPENSE                            -              -             -

DEFERRED TAX EXPENSE                           -              -             -
                                   -------------  -------------  ------------
NET LOSS                           $      (3,733) $      (8,287) $    (13,398)
                                   -------------  -------------  ------------
LOSS PER COMMON SHARE              $        (.01) $        (.02) $       (.03)
                                   -------------  -------------  ------------

The accompanying notes are an integral part of these unaudited condensed financial statements.

                   LONE MOOSE ADVENTURES, INC.
                  [A Development Stage Company]

              UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

                                                               From Inception
                                                 For the Six    on January 2,
                                                 Months Ended   2002 Through
                                                 September 30,  September 30,
                                                     2002           2002
                                                 ------------- --------------
Cash Flows From Operating Activities:
 Net loss                                        $      (8,287)$      (13,398)
 Adjustments to reconcile net loss to net
  cash provided by operating activities:
   Depreciation expense                                     95            120
   Non-cash service for stock                                -          4,000
  Changes is assets and liabilities:
    Increase in accounts payable                         1,153          1,189
    Increase in accounts payable-related party           6,000          6,000
                                                 -------------   ------------
     Net Cash (Used) by Operating Activities            (1,039)        (2,089)
                                                 -------------   ------------
Cash Flows From Investing Activities
  Purchase of property and equipment                      (593)        (1,222)
                                                 -------------   ------------
     Net Cash (Used) by Investing Activities              (593)        (1,222)
                                                 -------------   ------------
Cash Flows From Financing Activities:
  Advance from a shareholder                             4,000          4,000
  Proceeds from issuance of common stock                     -         12,000
  Payments of stock offering costs                        (427)       (10,427)
                                                 -------------   ------------
     Net Cash (Used) by Financing Activities             3,573          5,573
                                                 -------------   ------------
Net Increase (Decrease) in Cash                          1,941          2,262

Cash at Beginning of Period                                321              -
                                                 -------------   ------------
Cash at End of Period                            $       2,262   $      2,262
                                                 -------------   ------------

Supplemental Disclosures of Cash Flow Information:
 Cash paid during the period for:
   Interest                                      $           -   $          -
   Income taxes                                  $           -   $          -

Supplemental Schedule of Noncash Investing and Financing Activities:
  For the period from inception on January 2, 2002 through September 30, 2002:
  On January 2, 2002, the Company issued 125,000 shares of common stock for services rendered valued at $4,000.

The accompanying notes are an integral part of these unaudited condensed financial statements.

                   LONE MOOSE ADVENTURES, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Lone Moose Adventures, Inc. ("the Company") was organized under the laws of the State of Nevada on January 2, 2002. The Company provides guided tours in Utah. The Company has not generated significant revenues from its planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Condensed Financial Statements - The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2002 and for the periods then ended have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's March 31, 2002 audited financial statements. The results of operations for the periods ended September 30, 2002 are not necessarily indicative of the operating results for the full year.

Fiscal Year - The Company's fiscal year-end is March 31st.

Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment - Property and equipment is stated at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized, upon being placed in service. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets of seven years.

Stock Offering Costs - Costs related to proposed stock offerings are deferred and will be offset against the proceeds of the offering in capital in excess of par value. In the event a stock offering is unsuccessful, the costs related to the offering will be written-off directly to expense.

Revenue Recognition - The Company recognizes revenue in the period when the services are performed.

Organization Costs - Organization costs, which reflect amounts expended to organize the Company, were expensed as incurred.

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [See Note 7]

                   LONE MOOSE ADVENTURES, INC.
                  [A Development Stage Company]

        NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", SFAS No. 142, "Goodwill and Other Intangible Assets", SFAS No. 143, "Accounting for Asset Retirement Obligations", SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections", SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", and SFAS No. 147, "Acquisitions of Certain Financial Institutions - an Amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", were recently issued. SFAS No. 141, 142, 143, 144, 145, 146 and 147 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                               September 30,  March 31,
                                                  2002         2002
                                                ___________  ___________
          Equipment                             $     1,222  $       629

          Less accumulated depreciation                (120)         (25)
                                                ___________  ___________
                                                $     1,102  $       604
                                                ___________  ___________

Depreciation expense for the six months ended September 30, 2002 amounted to $95.

NOTE 3 - CAPITAL STOCK

Common Stock - The Company has authorized 50,000,000 shares of common stock with a par value of $.001. During January 2002, in connection with its organization, the Company issued 500,000 shares of its previously authorized but unissued common stock for cash of $12,000 and services rendered valued at $4,000 (or $.032 per share).

NOTE 4 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

                   LONE MOOSE ADVENTURES, INC.
                  [A Development Stage Company]

        NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 4 - INCOME TAXES [Continued]

The Company has available at September 30, 2002 unused operating loss carryforwards of approximately $7,400 which may be applied against future taxable income and which expire in 2022. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $1,100 and $1,000 as of September 30, 2002 and March 31, 2002, respectively, with an offsetting valuation allowance of the same amount, resulting in a change in the valuation allowance of approximately $100 during the six months ended September 30, 2002.

NOTE 5 - RELATED PARTY TRANSACTIONS

Advance - On July 15, 2002, a shareholder of the Company advanced the Company $4,000. The advance bears no interest.

Management Compensation - On April 1, 2002, the Company started to accrue salary for an officer/shareholder of the Company at $1,000 per month. Salary expense for the six months ended September 30, 2002 amounted to $6,000.

Office Space - The Company has not had a need to rent office space. An officer of the Company is allowing the Company to use his address, as needed, at no expense to the Company.

NOTE 6 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed and has incurred losses since its inception. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                   LONE MOOSE ADVENTURES, INC.
                  [A Development Stage Company]

        NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 7 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:

                                                               From Inception
                                   For the Three  For the Six   on January 2,
                                   Months Ended   Months Ended  2002 Through
                                   September 30,  September 30, September 30,
                                       2002           2002          2002
                                   _____________  __________     __________
 Loss from operations available to
   common shareholders (numerator) $      (3,733) $   (8,287)    $  (13,398)
                                   -------------  ----------     ----------
 Weighted average number of common
   shares outstanding used in loss
   per share for the period
   (denominator)                         500,000     500,000        500,000
                                   -------------  ----------     ----------

Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 8 - CONCENTRATION

The Company has just recently commenced operations and all of the revenues received by the Company are from a limited number of clients, the loss of which could have a material impact on the operations of the Company.

NOTE 9 - SUBSEQUENT EVENTS

Proposed Public Stock Offering - The Company is proposing to make a public stock offering of 200,000 shares of its previously authorized but unissued common stock. This offering is proposed to be registered with the Security and Exchange Commission on Form SB-2. An offering price of $.50 per share has been arbitrarily determined by the Company. The offering will be managed by the Company without an underwriter. The shares will be offered and sold by an officer of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the
offering.   Stock offering costs are estimated to total approximately $15,000 and will be offset against the proceeds of the offering in capital in excess of par value. At September 30, 2002, the Company had deferred stock offering costs of $10,427.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                  DISCLOSURE
                                  ----------

          We have not dismissed any principal independent accountant, and no such accountant has resigned or declined to stand for re-election, since our inception in January, 2002.

                     DEALER PROSPECTUS DELIVERY OBLIGATION
                     -------------------------------------

          Until ___________, 2002, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                35

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                             PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors And Officers
          -----------------------------------------

          Section 78.7502(1) of the Nevada Revised Statutes authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

          Section 78.7502(2) of the Nevada Revised Statutes also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his actions were not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

          To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the Nevada Revised Statutes requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

          Section 78.751(1) of the Nevada Revised Statutes limits indemnification under Sections 78.7502(1) and 78.7502(2) to situations in which either (1) the stockholders, (2)the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

          Pursuant to Section 78.751(2) of the Nevada Revised Statutes, the corporation may advance an officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

          Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his corporate role.

          Lone Moose Adventures' Articles of Incorporation provide for indemnification of its directors and executive officers to the fullest extent of the law for acts and omissions taking place in connection with their activities in those capacities. Our Bylaws provide for indemnification on substantially the same terms as the Nevada Revised Statutes.

Item 25.  Other Expenses of Issuance And Distribution
          -------------------------------------------

          The following table sets forth the expenses which Lone Moose Adventures expects to incur in connection with the issuance and distribution of the shares registered hereby. All of these expenses, except for the Securities and Exchange Commission registration fee, are estimated:

     Securities and Exchange Commission registration fee........$    23.90
     Legal fees and expenses....................................$10,000
     Accounting fees............................................$ 2,500
     Printing and engraving expenses............................$   500
     Transfer agent fees........................................$ 1,500
     Miscellaneous..............................................$   476.10
                                                                 ------
          Total.................................................$15,000


Item 26.  Recent Sales of Unregistered Securities
          ---------------------------------------

          The following table provides information about all "unregistered" and "restricted" securities that Lone Moose Adventures has sold since inception, and which were not registered under the 1933 Act:

                                        Number
                         Date           of         Aggregate
Name of Owner            Acquired       Shares     Consideration
-------------            --------       ------     -------------

Christopher B. Glover    1/2/02         250,000     $8,000 (1)
                                        Common

Michael C. Brown         1/2/02         250,000     $8,000 (2)
                                        Common

          (1) These shares were issued in exchange for $4,000 cash and services valued at $4,000, which were rendered in connection with Lone Moose Adventures' organization.

          (2)  These shares were issued in exchange for $8,000 cash.

          Management believes that Messrs. Glover and Brown are "accredited investors" as that term is defined under applicable federal and state securities laws, rules and regulations, because they are directors and executive officers of Lone Moose Adventures. Management also believes that the offer and sale of these shares of common stock were exempt from the registration requirements of Section 5 of the Act pursuant to Section 4(2) thereof, and from similar states' securities laws, rules and regulations covering the offer and sale of securities by available state exemptions from such registration.

Item 27.  Exhibits
          --------

          The following exhibits are filed as a part of this Registration
Statement:


Exhibit
Number      Description
------      ------------

 3.1      Articles of Incorporation*

 3.2      Bylaws*

 5.1      Opinion of Branden T. Burningham, Esq. regarding legality**

10.1      Promotional Shares Lock-In Agreement of Christopher B. Glover

10.2      Promotional Shares Lock-In Agreement of Michael C. Brown

23.1      Consent of Pritchett, Siler & Hardy, P.C.

23.2      Consent of Branden T. Burningham, Esq.**


       * Incorporated by reference from our Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on May 22, 2002.

      ** Incorporated by reference from our Registration Statement on Form SB-2-A2, filed with the Securities and Exchange Commission on September 20, 2002.

Item 28.  Undertakings
          ------------

          Lone Moose Adventures hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

               (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                            SIGNATURES
                            ----------

          In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Salt Lake, State of Utah, on January 16, 2003.

                                   LONE MOOSE ADVENTURES, INC.


                                   By /s/ Christopher B. Glover
                                     ---------------------------------
                                     Christopher B. Glover, President and
                                     Director

          In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the dates stated.


                                    /s/ Christopher B. Glover
                                   ----------------------------------
                                   Christopher B. Glover, President and
                                   Director


                                    /s/ Michael C. Brown
                                   ----------------------------------
                                   Michael C. Brown, Vice President,
                                   Secretary/Treasurer/Controller/CFO and
                                   Director